As filed with the Securities and Exchange Commission on July 7, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

Louisiana	72-1395273
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4500 N.E. Evangeline Thruway Carencro, Louisiana	70520
(Address of principal executive offices)	(Zip Code)

Eighth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan

(Full title of the plan)

Ronald D. Mogel

Senior Vice President and Chief Financial Officer

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Name and address of agent for service)

(337) 896-6664

(Telephone number, including area code, of agent for service)

With a copy to:

David F. Taylor, Esq.

Locke Lord Bissell & Liddell LLP

600 Travis Street, Suite 3400

Houston, Texas 77002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	1,500,000	$1.99	$2,985,000	$167

(1)	Represents the maximum number of additional shares that may be issued under the Eighth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions. A total of (i) 1,500,000 shares issuable under the Plan were previously registered on Form S-8 filed on October 3, 2007 (Reg. No. 333-146489); (ii) 250,000 shares issuable under the Plan were previously registered on Form S-8 filed on August 31, 2006 (Reg. No. 333-137022); (iii) 1,000,000 shares issuable under the Plan were previously registered on Form S-8 filed on July 18, 2005 (Reg. No. 333-126679); (iv) 833,333 shares issuable under the Plan were previously registered on Form S-8 filed on November 3, 2003 (Reg. No. 333-110198); (v) 500,000 shares (166,667 shares following the Company’s July 2002 one for three reverse stock split) issuable under the Plan were previously registered on Form S-8 filed on June 18, 1999 (Reg. No. 333-80973); and (vi) 1,500,000 shares (500,000 shares following the Company’s July 2002 one for three reverse stock split) issuable under the Plan were previously registered on Form S-8 filed on April 3, 1998 (Reg. No. 333-49409).
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and (c), based on the average of the high and low sales price of a share of the Registrant’s common stock on June 30, 2009 as reported on the NASDAQ Global Market with respect to the 1,500,000 shares that my be issued under the Plan.

Explanatory Statement

The Registrant has prepared this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the requirements of Form S-8 and pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register up to 1,500,000 shares of its common stock issued or issuable under the Eighth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (the “Plan”). The issuance of the additional shares under the Plan was approved by the Company’s Board of Directors and by the Company’s shareholders.

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission on October 3, 2007 (File No. 333-146489), August 31, 2006 (File No. 333-137022), July 18, 2005 (File No. 333-126679), November 3, 2003 (File No. 333-110198), June 18, 1999 (File No. 333-80973) and April 3, 1998 (File No. 333-49409) relating to the Plan, including all attachments and exhibits thereto.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

•	Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2008 (filed with the SEC on March 13, 2009);

•	Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009 (filed with the SEC on May 7, 2009);

•	Registrant’s current reports on Form 8-K filed with the SEC on February 17, 2009; March 3, 2009; March 31, 2009; May 5, 2009; June 2, 2009; June 11, 2009 and June 29, 2009;

•	Registrant’s proxy statement on Schedule 14A, filed with the SEC on April 29, 2009; and

•	The description of Registrant’s common stock set forth in Registrant’s registration statement on Form S-1, filed with the SEC on June 1, 2006 (Reg. No. 333-131696).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents (other than any information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01). Any statement contained in a report or document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed report or document which also is deemed to be incorporated by reference herein) modifies or supersedes such statement.

Item 8.	Exhibits.

EXHIBIT NO.	DESCRIPTION

4.1	Composite Articles of Incorporation of OMNI Energy Services Corp. (as of November 7, 2000) (incorporated by reference to Exhibit 3 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.2	Form of Articles of Amendment—Articles of Incorporation (incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

4.3	Form of Articles of Amendment—Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, originally filed with the Commission on May 24, 2005).

4.4	Bylaws of OMNI, as amended (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K originally filed with the Commission on December 12, 2007).

4.5	Eighth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K originally filed with the Commission on June 2, 2009)

5.1*	Opinion of Locke Lord Bissell & Liddell LLP

23.1*	Consent of Pannell Kerr Forster of Texas, P.C.

23.2*	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carencro, State of Louisiana, on the 7th day of July, 2009.

OMNI ENERGY SERVICES CORP.

By:	/S/ BRIAN J. RECATTO
Brian J. Recatto
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Brian J. Recatto and Ronald D. Mogel, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent of his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ BRIAN J. RECATTO Brian J. Recatto	President and Chief Executive Officer (Principal Executive Officer)	July 7, 2009

/S/ RONALD D. MOGEL Ronald D. Mogel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 7, 2009

/S/ DENNIS R. SCIOTTO Dennis R. Sciotto	Chairman of the Board, Director	July 7, 2009

/S/ EDWARD E. COLSON III Edward E. Colson III	Director	July 7, 2009

/S/ RONALD E. GEREVAS Ronald E. Gerevas	Director	July 7, 2009

/S/ BARRY E. KAUFMAN Barry E. Kaufman	Director	July 7, 2009

/S/ RICHARD C. WHITE Richard C. White	Director	July 7, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Composite Articles of Incorporation of OMNI Energy Services Corp. (as of November 7, 2000) (incorporated by reference to Exhibit 3 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.2	Form of Articles of Amendment—Articles of Incorporation (incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

4.3	Form of Articles of Amendment—Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, originally filed with the Commission on May 24, 2005).

4.4	Bylaws of OMNI, as amended (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K originally filed with the Commission on December 12, 2007).

4.5	Eighth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K originally filed with the Commission on June 2, 2009).

5.1*	Opinion of Locke Lord Bissell & Liddell LLP

23.1*	Consent of Pannell Kerr Forster of Texas, P.C.

23.2*	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith